July 31, 2007                          FOR IMMEDIATE RELEASE

Language Access Network Announces Definitive Acquisition of iBeam Solutions, a Microsoft Gold Certified Partner

COLUMBUS, Ohio (OTC:LANW) - Language Access Network Inc., the leader in video interpretation services, today announced it has signed a definitive agreement and has acquired privately-held iBeam Solutions.

iBeam Solutions, founded in 2000 and based in Canal Winchester, Ohio is a comprehensive provider of technology solutions to businesses. A few of iBeam’s 450 clients include: Cardinal Health (CAH); Pinnacle Data Systems, Inc. (PNS); The Daimler Group; The Ohio State University; Bricker & Eckler; Zeiger, Tigges & Little; and Central Ohio Pediatric Endocrinology and Diabetes Clinic.

iBeam Solutions, is ninth fastest growing IT firm in Ohio, with gross revenues exceeding $1.6 million in 2006.

Language Access Network has acquired iBeam Solutions for $1 million in restricted common stock and debt in the Company. The acquisition will be accretive to part of 2007 earnings.

“The closing today of the iBeam Solutions acquisition signals Language Access Network’s continuing commitment to provide the very best video interpretation services wrapped in first class IT services”, said Michael Guirlinger, CEO/COO.  “The creativity, dedication, and teamwork at iBeam Solutions will make this an excellent revenue and cultural fit with Language Access Network” added Guirlinger.

“iBeam Solutions is focused on helping businesses across the nation leverage technology to improve the bottom line.  Technology does not need to be the source of problems and discussion in corporate board rooms as it is today.  Technology is a driver and a tool for businesses to use to enhance operations and spur innovation, as is evidenced by the exciting innovative products and services delivered by Language Access Network.  It is very rewarding to see technology based services such as that delivered by Language Access Network creating jobs, cutting costs and helping people receive accurate and timely healthcare services.  We are excited about joining forces with Language Access Network.”

About iBeam Solutions, Inc.

iBeam Solutions, a Microsoft Gold Certified Partner, was founded in 2000 and is one of Central Ohio’s fastest growing technology consulting firms. iBeam Solutions has been a Top CAT nominee in multiple categories the last 6 years running, Business of the Year from the Canal Winchester Chamber of Commerce, and has received press regarding their talents in many publications including Business First and The Daily Reporter, and has appeared on national TV on Fox Cable News as the subject of a Summerall Success Story with Pat Summerall. Their CEO, Eric Schmidt, was a finalist for the 2003 and 2004 Ernst & Young Entrepreneur of the Year Award.  iBeam provides design and implementation of networks, security and Internet monitoring, technical support, web development, graphic design, application development, database development and support, phone and data wiring, wireless solutions, phone system installation and support, web site hosting, server and PC sales and service, sales and support for all brands and types of hardware and software, web cams, forensic technology services, help desk services, monitoring and much more. iBeam is also Novell certified and works with all the major vendors in the industry.

For more information please visit their web site at www.ibeamsolutions.com.

About Language Access Network, Inc.

Language Access Network Inc.(OTC: LANW),is a pioneer and the leader in video language interpretation services for 150 foreign languages and American Sign Language. A publicly traded company, Language Access Network provides pharmacies and medical facilities with professionally trained interpreters 24 hours a day, seven days a week through our centralized video language center, interpreting more than 150 different languages including American Sign Language (ASL) via real-time, interactive video technology.

More information is available at www.languageaccessnetwork.com

Cardinal Health Systems www.cardinal.com
Pinnacle Data Systems, Inc. www.pinnacle.com
The Daimler Group www.daimlergroup.com
The Ohio State University www.osu.edu
Bricker & Eckler www.bricker.com
Zeiger, Tigges & Little LLP www.litohio.com
Central Ohio Pediatric Endocrinology and Diabetes Clinic www.copeds.com/Disclaimer.asp

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in a companies' annual report on Form 10-K or 10-KSB and other filings made by such company with the Securities and Exchange Commission.

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Contact
Public Relations:
5W Public Relations
Adam J. Handelsman, General Manager
212-999-5585 x4319
ahandelsman@5wpr.com

Corporate
Language Access Network, Inc. (OTC: LANW)
111 West Rich Street
Suite 150
Columbus, Ohio 43215
614-355-0900
info@languageaccessnetwork.com